Exhibit 1.01

MDU Resources Group, Inc.

Conflict Minerals Report
For The Year Ended December 31, 2015

Introduction

This conflict minerals report (the “Report”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), for the reporting period from January 1 to December 31, 2015.

The Report relates to the process undertaken by MDU Resources Group, Inc. (herein referred to as “MDU Resources,” the “Company,” “we,” “us,” or “our”) with respect to products that were manufactured, or contracted to be manufactured, during calendar year 2015 and that contain cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten for purposes of this Report (collectively, the “Conflict Minerals”).

Third-party products that we sell but do not manufacture or contract to manufacture are outside the scope of this Report.

Company and Products Overview

MDU Resources is a diversified natural resource company which operates in a number of business segments, including electric, natural gas distribution, pipeline and energy services, construction materials and contracting, and construction services.

The Company, through its wholly-owned subsidiary MDU Construction Services Group, Inc., (“MDU Construction Services”) provides utility construction services specializing in constructing and maintaining electric and communication lines, gas pipelines, fire suppression systems, and external lighting and traffic signalization. MDU Construction Services also provides utility excavation and inside electrical and mechanical services, and manufactures and distributes transmission line construction equipment and supplies. The construction equipment that is manufactured by MDU Construction Services, through its wholly-owned subsidiary Wagner-Smith Equipment Co., includes electric transmission line pullers, tensioners, reel stands, reel carriers, and electric transmission pole and material trailers (the “Construction Equipment”).

Based upon our internal assessment, certain of the Construction Equipment products are the only products that are either manufactured or contracted to be manufactured by the Company and its subsidiaries which contain Conflict Minerals. Accordingly, for purposes of this Report, only the Construction Equipment products were considered.

Supply Chain Overview

We have performed a detailed analysis of our Construction Equipment product components and the role that suppliers play throughout our manufacturing and product delivery processes. We do not purchase ore or unrefined Conflict Minerals from mines and we are many steps removed in the supply chain from the mining of the Conflict Minerals. Instead, the Company purchases materials used in our Construction Equipment from a large network of suppliers and some of those materials contribute necessary Conflict Minerals to certain of our products. The origin of the Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Mineral containing derivatives. The smelters and refiners are the consolidating points for raw ore and are in the best position in the total supply chain to know the origins of the ores. We rely upon our suppliers to assist with our reasonable country of origin inquiry (“RCOI”) and due diligence efforts, including the identification of smelters and refiners, for the Conflict Minerals contained in the materials which they supply to us.

Conflict Minerals Program

Our Conflict Minerals program has been developed in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition), and related Supplement on Tin, Tantalum and Tungsten and Supplement on Gold (collectively, the “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser.

Our Conflict Minerals program includes components, summarized below, related to the five-step framework set forth in the OECD Guidance:

Management Systems

•MDU Resources maintains an internal “Conflict Minerals” team which is responsible for implementing and overseeing our Conflict Minerals compliance strategy. Our team includes individuals from relevant function areas including accounting, legal, finance and operations.

•	We maintain a Conflict Minerals Policy, available on our website, pursuant to which we:

1.	Work closely with our suppliers to determine the potential use of Conflict Minerals in our supply chain and, when appropriate, work with them to remediate issues and source more responsibly.

2.
Expect our Conflict Minerals suppliers to conduct the necessary inquiry and, where appropriate, additional due diligence to provide us with confirmation of the source of the materials used in their processes and ultimately present in our manufactured products; and

3.
Encourage our suppliers to advocate and adhere to our philosophy of sourcing Conflict Minerals from socially responsible suppliers, including conflict-free mines in the Democratic Republic of the Congo or adjoining countries (collectively, the “Covered Countries”).

•Our employees, vendors, customers and other stakeholders may report any concerns relating to our Conflict Minerals program by telephone or online through our EthicsPoint system.

Identify and Assess Risks in Our Supply Chain

We have determined that seeking information about Conflict Minerals smelters and refiners in our supply chain from our suppliers represents the most reasonable effort we can make to determine the mines or location of origins of the Conflicts Minerals in our Construction Products. We identify direct suppliers that supply products to us that may contain Conflict Minerals. We then survey those suppliers, requesting relevant information regarding the origins of Conflict Minerals used in the products they supply to us and the smelters and refiners used in connection with such Conflict Minerals. We follow up, by telephone and written correspondence, with those suppliers that do not respond by a specified date. We review the responses for completeness, request additional information as necessary, and request our suppliers to update the information provided as new information becomes available. We then compare the smelters and refiners identified in the supply chain survey against the list of facilities that have been designated “conflict-free” by the Conflict-Free Sourcing Initiative (“CFSI”) under its Conflict Free Smelter Program (the “CFSP”) and against the CFSI list of active facilities that have committed to undergo a CFSP audit. We rely on the CFSI to carry out smelter assessments and audits.

Design and Implement a Strategy to Respond to Risks

We intend to work with suppliers who are sourcing minerals from non-conflict-free smelters and refiners to move towards using conflict-free facilities within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.

Risk management efforts are discussed by the Conflicts Mineral team and risk assessment updates are provided regularly to senior management.

Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We encourage our suppliers to advocate and adhere to our philosophy of sourcing Conflict Minerals from socially responsible suppliers, including conflict-free mines, and support industry efforts to encourage smelters and refiners to seek “conflict-free” designation by the CFSI.

Report on Supply Chain Due Diligence

MDU Resources makes its Conflicts Mineral Report available on its website at
www.mdu.com/integrity/governance/conflictmineralsreport.

The content of our website referred to in this Report is included for general information only and is not incorporated by reference into this Report.

Reasonable Country of Origin Inquiry

We have conducted an RCOI regarding the Conflict Minerals purchased by the Company that was reasonably designed to determine whether any such Conflict Minerals originated in the Covered Countries, or were from recycled or scrap sources. We identified 107 suppliers that provided components or engaged in manufacturing activities for use in our Construction Equipment products that may contain Conflict Minerals during calendar year 2015. In January 2016, we contacted these suppliers and provided them with a copy of our Conflict Minerals Policy, the CFSI Conflict Minerals Reporting Template (the “Template”) and an instructional letter to assist them in completing their responses. The Template includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters and refiners the supplier and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the supplier’s products, as well as the supplier’s due diligence processes. We requested responses by

April 1, 2016 and conducted follow-up by telephone and written correspondence with those suppliers that did not respond to the initial request.

Of the suppliers surveyed, 64% (68 suppliers) responded to our request for information. Based upon the results of our RCOI, we cannot exclude the possibility that some of the Conflict Minerals used in our Construction Equipment products originated or may have originated in the Covered Countries and are not from recycled or scrap sources.

Design of Due Diligence

Our Conflict Minerals due diligence measures have been designed to conform to the due diligence-related steps of the OECD Guidance, as applicable for a “downstream” purchaser.

Due Diligence Measures Performed

Below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary Conflict Minerals contained in our Construction Equipment.

•	We sent our suppliers a letter which included the Template and instructions and requested that they complete and return the Template.

•	We requested that our suppliers adopt and communicate their Conflict Mineral policies and sourcing expectation to their suppliers and request that they complete the Template.

•	We followed up by telephone and written correspondence with our suppliers that failed to complete and return the Template and solicited additional information.

•
We reviewed all received supplier Templates for completeness. Suppliers that did not provide complete information or provided information that we identified as potentially inaccurate were requested to take corrective actions and update their Template responses.

•
We compared smelters identified in supplier Templates against the list of smelters that have committed to undergo a CFSP audit and the list of smelters that have received a “conflict free” designation under the CFSP.

Due Diligence Results

For reporting year 2015, we surveyed 107 suppliers of materials for our Construction Equipment using the Template. Of the suppliers surveyed, 64% (68 suppliers) responded to our request for information. We have relied on these suppliers' responses to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

As the result of our due diligence, we have gathered 311 smelter names from our supply chain. Of these, 211 have been designated as conflict-free compliant under the CFSP. An additional 27 are active facilities that have committed to undergo a CFSP audit. Of the remaining reported smelters, 62 have been determined to be legitimate processing facilities by the CFSI and have been allocated a Smelter Identification CID number. The final 11 are alleged smelters which have not yet been validated by CFSI.

We requested mine or location of origin information for the necessary Conflict Minerals from each of our suppliers using the Template. In some instances our suppliers reported name or location of mine. However, many of our suppliers were unable to obtain reliable mine or location of origin data for their necessary Conflict Minerals.

One smelter identified by a supplier, Phoenix Metal Ltd., is located in a Covered Country. Phoenix Metal Ltd. is an active facility that has committed to undergo a CFSP audit. Fifteen smelters identified by a supplier have mines located in a Covered Country and are all included on the CFSP conflict-free smelter list.

Determination

We do not have sufficient information from our suppliers or other sources to determine the country of origin of all the Conflict Minerals used in our Construction Equipment products, the smelters and refiners used to process such Conflict Minerals, whether the Conflict Minerals used in the Construction Equipment are from recycled or scrap sources, their country of origin or their mine or location of origin.

Many of our suppliers were unable to represent to us that the Conflict Minerals from the entities they listed had actually been included in materials they supplied to us. In addition, many processing facilities were not validated as in fact being smelters or refiners. Therefore, based on the information provided by our suppliers, we have elected to present only the facility names recognized by the CFSI on Annex 1 and believe that these facilities may have been used to process the Conflict Minerals in our Construction Equipment.

Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our Construction Equipment or whether the Conflict Minerals are from recycled or scrap sources. On the basis of the due diligence measures described in this Report, we have reason to believe that some of the Conflict Minerals used in our Construction Equipment products may have originated in the Covered Countries and are not from recycled or scrap sources, but we have not identified any instances in which our sourcing of necessary Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

We have provided information as of the date of this Report. Subsequent events may affect our future determinations under the Rule.

Future Due Diligence Measures

As we continue to enhance our due diligence program, we intend to take the following steps, among others, to continue to mitigate the risk that the necessary Conflict Minerals in our Construction Equipment could benefit armed groups in the Covered Countries:

•Request that completed Templates be returned earlier in the year to provide additional time for follow-up in order to improve supply chain survey completion and due diligence data accuracy;

•Track and add new suppliers to our Conflict Minerals program as they enter our supply chain;

•Drive our suppliers to obtain current, accurate and complete information about their smelters and refiners of Conflict Minerals; and

•Continue to identify additional smelters and refiners and encourage them to obtain “conflict-free” designation.

•Seek to obtain additional information about identified smelters and refiners not recognized by CFSI, for example by researching and reviewing news articles, facility websites or other public information, that may indicate where such smelters and refiners source their Conflict Minerals.

ANNEX 1

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	The Nankang Nanshan Tin Co., Ltd.	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

* A number of smelter names on this list are repeated because they (1) represent separate smelters with unique CID numbers but share similar names or (2) were used for processing more than one subject material.